EXHIBIT 99.1

Hampton Roads Bankshares, Inc. Resolves Director Independence With Nasdaq Stock Market

NORFOLK, Va., May 13, 2009 (GLOBE NEWSWIRE) -- Hampton Roads Bankshares, Inc. (Nasdaq:HMPR) announced that the company recently determined that a member of its nominating and compensation committees had ceased to be an independent director. Nasdaq Marketplace Rules require those committee members to be independent. The company's Board of Directors promptly removed the director from his position on both committees and management reported the circumstances to Nasdaq. On May 8, 2009, the company received a staff determination letter from Nasdaq noting the deficiency in the company's compliance with Nasdaq Rule 5605(e) concerning nominating committee independence. Nasdaq acknowledged that the company had removed the director from the committees and that the company had instituted measures to correct all actions that may have failed to meet Nasdaq's requirements by obtaining ratification from the independent members of the Board of Directors. The company anticipates that these steps will fully address the deficiency raised by the staff determination letter, return the company to full compliance, and close the matter with Nasdaq.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987; Shore Bank, which opened in 1961; and Gateway Bank & Trust Co., which opened in 1999. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates eighteen banking offices in the Hampton Roads region of southeastern Virginia. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and twenty-two ATMS. Gateway Bank & Trust Co. serves Virginia and North Carolina through thirty-seven banking offices. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance and investment products. Shares of the Company's common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts such as the Company's expectations about resolving issues raised by Nasdaq staff. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors including unexpected difficulties in addressing corporate governance and other listing requirements. For an explanation of other risks and uncertainties associated with our forward-looking statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

CONTACT:  Hampton Roads Bankshares, Inc.
          Tiffany K. Glenn, Executive Vice President; Investor
           Relations Officer
          (757) 217-1000